BRAZIL INTERACTIVE MEDIA, INC.

STOCKHOLDER VOTING AGREEMENT

This Stockholder Voting Agreement, dated as of March 12, 2013 (this "Agreement"), is by and among Brazil Interactive Media, Inc. (f/k/a NatureWell, Incorporated), a Delaware corporation with principal offices at 151 W. Passaic Street, Rochelle Park NJ 07662 (the "Company"), together with the Company’s majority stockholders, Brazil Interactive Holdings, LLC, a Delaware limited liability company having an address at 151 W. Passaic Street, Rochelle Park NJ 07662, including its affiliates and related parties (“BIH, LLC”), Dutchess Opportunity Fund II LP, a Delaware limited partnership, having an address at 50 Commonwealth Avenue, Ste 2, Boston, MA 02116, including its affiliates and related parties (“DOF”), Themistocles Psomiadis, an individual having an address at 151 W. Passaic Street, Rochelle Park NJ 07662, including his affiliates and related parties (“Tim”), and Alan T. Hawkins, an individual having an address at 2106 NW 4th Place, Gainesville, FL 32603, including his affiliates and related parties (“Alan”).  BIH, LLC, DOF, Tim and Alan are sometimes referred to hereinafter as the “BIMI Principals”). The Company and the BIMI Principals are sometimes referred to hereinafter as the “Parties.”

RECITALS

WHEREAS, the BIMI Principals own of record and beneficially shares of Company’s common stock, par value $0.00001 per share (including shares of common stock issuable upon conversion of Series G Preferred Stock, collectively the "BIMI Shares"); and

WHEREAS, the Company, BIMI Acquisition Corp., its wholly-owned subsidiary and Brazil Interactive Media, Inc., executed an Agreement and Plan of Merger, in the form attached hereto (the “Merger Agreement”), dated March 12, 2013 (the “Effective Date”), pursuant to which the Company acquired all of the issued and outstanding shares of common stock Brazil Interactive Media, Inc.; and

WHEREAS, as a result of the Merger Agreement, the Company’s Board of Directors consists of three (3) members: Michael Novielli, Douglas Leighton and Themistocles Psomiadis (“Current BIMI Directors”); and

WHEREAS, the BIMI Principals desire to enter into this Agreement pursuant to which they agree to vote all of their Company shares together, for the election or removal of directors, if any such event should occur, whether at a meeting of the Company’s stockholders or any adjournment thereof, or in connection with any written consent of the Company's stockholders in lieu of a meeting (“Consent”), to be effective upon the Effective Date.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. VOTING OF BIMI SHARES.

1.1.          Agreement on Voting of BIMI Shares; Voting for Members and Vacancies. Each BIMI Principal agrees that during the term of this Agreement they shall vote unanimously, or cause to be voted unanimously, all of their BIMI Shares owned by such BIMI Principal, or over which such BIMI Principal has voting control from time to time and at all time, in whatever manner as shall be necessary for the election of the Company’s Directors, regardless if any such vote is to be given at an annual or special meeting of the Company’s stockholders (the “Meeting”) or upon Consent of the Company’s stockholders in lieu of a Meeting. Specifically, the BIMI Principals each agree to vote or consent, as the case may be, unanimously for the election of the Current BIMI Directors, for the term of this Agreement, unless any such Current BIMI Director determine not to run for re-election. Further, in the event that there is a vacancy in the Board, or the Company determines to increase the size of the Board, then, notwithstanding anything contained in the Company’s Articles of Incorporation or Bylaws to the contrary, all BIMI Principals shall vote unanimously for a new candidate or candidates to fill any vacancy or vacancies or to appoint a new member or members to the Board. [In the event that all BIMI Principals do not agree on any vote pursuant to this Section 1.1, then no action shall be taken and the appointment or election shall not take place].

1.2.          Number of Directors. During the term of this Agreement, the Board of Directors shall consist of not less than three (3) persons, and thereafter, such number of directors as the Articles of Incorporation or the Bylaws of the Company shall provide.

1.3.          Removal of Directors. Notwithstanding anything contained in the Company’s Articles of Incorporation and Bylaws to the contrary, during the term of this Agreement, Directors may be removed at any time with or without cause, provided that the BIMI Principals shall all unanimously vote together for the removal of a director, and no such vote shall be effective, unless the Parties shall mutually agree.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the BIMI Principals as follows:

2.1.          Due Authority. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and has been duly authorized by the Board of Directors of the Company and executed by a duly authorized executive officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

2.2.        No Conflict; Consents.

(a)          The execution and delivery of this Agreement by the Company does not, and the performance by each of their obligations under this Agreement and the compliance by them with the provisions hereof do not and will not, conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the Company.

(b)          The execution and delivery of this Agreement by them does not, and the performance of this Agreement by each of them will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or notification to, any government or regulatory authority.

(c)          No other person or entity has any right, directly or indirectly, to vote or control or affect the voting of the BIMI Shares.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BIMI PRINCIPALS.

The each of BIMI Principals hereby represent and warrant to the Company as follows:

3.1.         Due Authority. Each BIMI Principal has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform any of their obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of the BIMI Principals and, assuming its due authorization, execution and delivery by the BIMI Principals, constitutes a legal, valid and binding obligation of the BIMI Principals, enforceable against it in accordance with its terms.

3.2.         No Conflict; Consents.

(a)          The execution and delivery of this Agreement does not, and the performance by the BIMI Principals of its or their obligations contemplated by this Agreement and its compliance with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to the BIMI Principals, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the BIMI Principals are a party or by which they are bound.

(b)          The execution and delivery of this Agreement by the BIMI Principals does not, and the performance of this Agreement by them will not, require any consent, approval, authorization or permit of, or filing with (except for applicable requirements, if any, of the Exchange Act) or notification to, any governmental or regulatory authority by the BIMI Principals.

SECTION 4. COVENANTS OF THE COMPANY

The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties hereto enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

SECTION 5. TERMINATION.

This Agreement shall terminate in its entirety two (2) years after the Effective Date.

SECTION 6. MISCELLANEOUS.

6.1.         Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.3.         Amendments. This Agreement shall not be subject to modification or amendment in any respect, except by an instrument in writing signed by each of the Parties hereto.

6.4.         Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, Delaware Court of Chancery, State of Delaware.

 6.5.         Specific Performance. The Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief in appropriate circumstances.

6.6         Transfers and Legends. Each transferee or assignee of any BIMI Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an adoption agreement to be provided by the Company. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement. The Company shall not permit the transfer of the BIMI Shares subject to this Agreement on its books or issue a new certificate representing any such BIMI Shares unless and until such transferee shall have complied with the terms of this Section 6.6. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth below:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

6.7.         Notices. All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon confirmation of receipt of telecopy or other electronic facsimile transmission, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery and addressed as set forth in (d), or (d) five days after deposit with the Postal Service, postage prepaid, and addressed as first set forth above. Notwithstanding the foregoing, each party may designate such other addresses and facsimile numbers to each of the parties as any party shall have designated to the other parties by notice given in the foregoing manner.

6.8.         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

6.9.         Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

6.10        Manner of Voting. The voting of BIMI Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BRAZIL INTERACTIVE MEDIA, INC.

By:
Name:	Themistocles Psomiadis
Title:	Chief Executive Officer

BRAZIL INTERACTIVE HOLDINGS, LLC

By:
Name:	Andrea Villas Boas	See signature following page.
Title:	Sole Member and Manager

DUTCHESS OPPORTUNITY FUND II LP

By:
Name:	Michael Novielli
Title:	Managing Partner

THEMISTOCLES PSOMIADIS, INDIVIDUALLY

By:
Name:	Themistocles Psomiadis

ALAN T. HAWKINS, INDIVIDUALLY

By:

BRAZIL INTERACTIVE MEDIA, INC.

By: ______________________________

Name: Themistocles Psomiadis

Title: Chief Executive Officer

BRAZIL INTERACTIVE HOLDINGS, LLC

By: Andrea Villas Boas

Name: Andrea Villas Boas

Title: Sole Member and Manager

DUTCHESS OPPORTUNITY FUND I LP

By: ______________________________

Name:

Title:

THEMISTOCLES PSOMIADIS, INDIVIDUALLY

By:

Themistocles Psomiadis

ALAN T. HAWKINS, INDIVIDUALLY

By:

Alan T. Hawkins